EXHIBIT 10.6 FORM OF EMPLOYMENT AGREEMENT, COVENANT NOT TO COMPETE, AND STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND KEY EMPLOYEES.

                              EMPLOYMENT AGREEMENT

             THIS EMPLOYMENT AGREEMENT is made this 25th day of October, 1995, by and between Medical Technology and Innovations, Inc. a corporation organized under the laws of the state of Florida (the "Company"), and Jeremy Feakins ("Employee"). In consideration of the premises and the mutual agreements herein, the Company and Employee hereby agree as follows:

             1. EMPLOYMENT. (a) The Company hereby employs Employee, and Employee hereby accepts and agrees to such employment as its President and Employee shall perform those duties and responsibilities normally associated with that office. Employee shall report to the Board of Directors of the Company. While employed by the Company, Employee shall not, without the prior written consent of the Company, render his professional services to anyone other than the Company and will devote his full professional time, attention, and best efforts to the business of the Company and the fulfillment of his duties and obligations hereunder. Employee will not, while employed by the Company, without the prior written consent of the Board of Directors accept any position, employment, gratuities, compensation, promises, commitments, reimbursements or funds or the equivalent of funds from any person, corporation, partnership or other business entity whatsoever engaged in any aspect of the business in which the Company is or will be engaged or which is a supplier or customer of the Company.

2.       COMPENSATION.

         (a) For all services rendered by the Employee pursuant to Paragraph 1 hereof, the Company shall pay to and provide for Employee a salary of $96,000 per annum. Employee's salary shall be paid at regular intervals consistent with the normal payroll periods for the Company's other executive employees and such payments shall be subject to the usual deductions for income tax, FICA, and Medicare.

         (b) Employee shall be entitled to any additional salary, bonus, or other compensation that he may be given in the discretion of the Company's Board of Directors.

         (c) During the term of his employment, as set forth below, Employee is granted stock options to purchase up to a total of 500,000 shares of the Company's common stock, which may be exercised at the rate of 40,000 shares per quarter, which options are exercisable at a price of $1.50 per share. The stock options shall begin to vest at the end of each fiscal quarter commencing on June 30, 1996 and each fiscal quarter thereafter. Provided further, that if the Employee is still employed by the Employer at the end of the 12th fiscal quarter subsequent to June 30, 1996, Employee shall be entitled to receive the remaining option to purchase 60,000 shares. If for any reason the Employee is not employed by the Company at the end of such fiscal quarter, the option shall lapse and the Employee shall not be entitled to any such stock options. Unless exercised within two years of the date of the grant of the option, said option shall lapse. In addition, if for any reason whatsoever, Employee ceases to be employed by the Company, Employee shall have 90 days within which to exercise any options owned by him, and in the event and to the extent he fails to exercise the options, they will lapse.

         (d) No option granted hereunder or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right, or privilege, the option and such rights and privileges shall immediately become null and void.

         (e) Until such time as Employee sells the house which Employee still owns in Iowa, the Company shall reimburse Employee for all mortgage payments made on that home;

alternative, the Company may elect to pay said mortgage directly.

3. VACATION AND OTHER BENEFITS. During the term of employment under this Agreement, Employee shall be entitled to vacations (without deduction in compensation or benefits) of such duration and at such time or times as may be consistent with prevailing vacation policies of the Company, but not less than four weeks per calendar year. Unused vacation days may be carried forward to the next year up to a maximum of 10 days. In the event of termination of this Agreement for any reason other than cause, unused available vacation time shall be paid to Employee at his normal salary rate. To the extent otherwise eligible, Employee may participate in any disability, medical, dental, retirement, pension, life insurance or other similar Company group benefit plan or personal benefit which is or may become generally available to executive employees of the Company, but at no less a level than currently in effect for Employee on the date hereof.

4. CHANGE IN CONTROL. Upon a change in control of Employee, all options granted to Employee, whether vested or not, shall be redeemed the Employer within 60 days thereafter by paying to Employee an amount equal to the greater of (a) the stock average of the closing bid and asked prices of the Company's common stock for the 10 trading days immediately preceding the change of control; or (2) the exercise price of all the options. In addition, the Employer shall pay the Employee an amount equal to: (a) any excise tax imposed on the Employee under the Internal Revenue Code by reason of Employee's receipt of the redemption price; plus (b) a gross-up payment to reflect any income tax and excise tax imposed on the Employee by reason of Employee's receipt of the amounts described in this sub-paragraph. "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to either (1) Item 1 of Form 8-K, Item 5(f) of Schedule 14A of Regulation 14A or (3) any other rule or regulation as promulgated by the Securities and Exchange Commission.

5. EXPENSES. Employee shall be reimbursed by the Company for his ordinary and necessary business expenses upon presentation of receipts therefor to the Company.

6. TERM. The term of this Agreement shall be for a period of one year from the date hereof, unless earlier terminated under Paragraph 6 below.

7.       TERMINATION OF EMPLOYMENT.

         6.1 FOR CAUSE. The Employer may terminate the Employee's employment at any time "for cause" upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) material violation by Employee of any of his/her obligations under this Agreement; (c) conviction of or entrance of a plea of guilty or NOLO CONTENDERE to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Employer; (d) conduct involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning to Employee from the Employer; (f) material and continuing failure by the Employee to perform the duties described in herein in a quality and professional manner for at least sixty (60) days after written warning. Upon termination for cause, the Employer's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination and the Employee shall not be entitled to any compensation after the date of termination.

         6.2. UPON DISABILITY. The Employer may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of 182 consecutive days. Upon termination by reason of the Employee's disability, the Employer's sole and exclusive obligations will be to (i) pay the Employee the difference between his total compensation and the amount received by Employee from his disability insurance; and (ii)shall keep in effect all other benefits to which the Employee was entitled to receive. These obligations shall remain for the full remaining term of this Agreement.

         6.3. WITHOUT CAUSE. The Employer may terminate the Employee's employment without cause at any time. In such an event, the Employee shall be entitled to receive only the compensation to which he is entitled for the remaining term of this Agreement.

8. COVENANT NOT TO COMPETE. For a period of two years from the termination of this Agreement, the Employee will not directly or indirectly:

         (a) Enter into or attempt to enter into the "Restricted Business" (as defined below) within 5 miles of the Employer's principal places of businesses in Iowa, Pennsylvania and Florida;

         (b) Induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Employee's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Employer's business; or

         (c) Use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Employer's business.

         (d) The term "indirectly," as used above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

         (e) The term "Restricted Business" means any business which uses the technology similar to that of the Employer or directly or indirectly competes with Employer's business.

9.       TRADE SECRETS AND EMPLOYMENT OF COMPANY EMPLOYEES.

         (a) For a period from the date hereof until five years from the date of his termination of employment with the Company for any reason, Employee shall not, except as required by Employee's duties to the Company, without the Company's prior written consent, directly or indirectly, disclose, furnish, or cause to be disclosed or furnished, or use to the detriment of the Company any proprietary, confidential or trade secret information, whether or not patentable or copyrightable, belonging to the Company which Employee gains knowledge of during his employment, whether or not developed by Employee and whether or not marked or designated as proprietary, confidential, or trade secret.

         (b) For a period from the date hereof until the end of the period given below running from the date of his termination of employment with the Company for any reason Employee shall not, directly or indirectly,

                           (1) for two years, take away or attempt to take away,
                  or aid, assist or abet any other party or person in taking away or attempting to take away, any customers of the Company who were such customers at the date of Employee's termination of employment, or

                           (2) for two years, in any form copy, duplicate or
                  otherwise compile any list of past, present, or potential customers of the Company except on an as-needed basis while employed by the Company and upon termination of Employee's employment with the Company for any reason Employee shall immediately return all such lists, and all copies, duplicates, and compilations thereof, to the Company.

         (c) Employee upon termination of his employment with the Company for any reason shall return to the Company and not keep for personal use, any and all records, information in whatever form compiled, hardware, software, files, and other assets of the Company in his possession or control on the date of termination.

         (d) Employee acknowledges that a violation of this Paragraph 8(b) would lead to inevitable injury to the Company by interference with critical customers and employees of the Company.

         (e) Reference in this Paragraph 8 to the Company shall include reference to all affiliated entities of the Company, including, without limitation, its subsidiaries.

10. MATERIALITY AND REMEDIES. Employee acknowledges that a violation of the provisions of Paragraphs 8 and 9 will cause irreparable injury to the Company in that its vital confidential or proprietary knowledge will become public knowledge causing it to lose its competitive advantage and goodwill. Therefore, since damage to the Company will be difficult to ascertain, the Company shall be entitled without the showing or proving of any actual injury sustained to a temporary restraining order or injunction granted by a competent court of equity to prevent a breach or further breach of Paragraphs 8 and 9 of this Agreement. If a court should nevertheless require a showing of injury, then the Company may meet this burden by showing it has a legitimate business interest to protect and competition itself will be injurious to the Company. Without regard to whether or not the Company seeks or is granted equitable relief, the Company shall not be prejudiced in its right to seek and be awarded damages for breach. In any such action, Employee agrees that: (1) exclusive jurisdiction and venue shall lie in the state courts of Palm Beach County, Florida; (2) Employee waives his right to a trial by jury on any all claims or counter claims arising out of this Employment Agreement; and (3) the prevailing party is any such action shall be entitled to recover an award of its reasonable attorneys's fees, including all appellate attorneys' fees, and it costs.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement concerning employment arrangements between the Company and Employee and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by certified mail to the party involved at the address shown on the signature page, or to such other address as either party may specify to the other in writing. The date two days after the date of mailing of such notice shall be deemed to be the date of delivery thereof.

13. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, Employee, his heirs and personal representatives, but may not be assigned by Employee.

14. SEVERABILITY. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16. CONSULTATION OF ATTORNEYS. The Company and Employee acknowledge that they each have had the opportunity to consult its or his respective attorney with respect to this Agreement and that they each understand its contents.

17. PARAGRAPH HEADINGS. The paragraph headings contained herein are for reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first written above.

                                            Medical Technology and
                                            Innovations, Inc.

_______________                             By:_____________________________
Jeremy Feakins                                 Jeremy Feakins, President and
                                               Chief Executive Officer